CERTIFICATIONS PURSUANT TO SECTION 906	EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Frances M. Guggino, Chief Financial Officer of Legg Mason Partners Money Market Trust – Western Asset California Municipal Money Market Fund (the “Registrant”), each certify to the best of his knowledge that:

     1.     The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2009 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2.     The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Legg Mason Partners Money Market Trust -	Legg Mason Partners Money Market Trust -
Western Asset California Municipal	Western Asset California Municipal
Money Market Fund	Money Market Fund

/s/ R. Jay Gerken	/s/ Frances M. Guggino
R. Jay Gerken	Frances M. Guggino
Date: June 3, 2009	Date: June 3, 2009

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.